AMENDED AND RESTATED
TERM NOTE

$3,000,000	December 9, 2005

FOR VALUE RECEIVED, AMERICAN MEDICAL ALERT CORP., a Delaware corporation (the “Company”), promises to pay to the order of THE BANK OF NEW YORK (the “Lender”), on or before the Maturity Date, the principal amount of THREE MILLION ($3,000,000) DOLLARS, in sixty (60) consecutive equal monthly installments of $50,000 each, commencing January 1, 2006 and continuing on the first day of each month thereafter; provided, however, that the last such payment on the Maturity Date shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.

This Note is the “Term Note” issued pursuant to and entitled to the benefits of the Credit Agreement dated as of May 20, 2002 by and between the Company and the Lender (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note, it shall record the date and amount of each payment or prepayment of principal of the Term Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth the Term Loan, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Term Loan made by the Lender in accordance with the terms of this Note.

This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of The Bank of New York, located at 1401 Franklin Avenue, Garden City, New York 11530 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Except as may be expressly provided to the contrary in the Credit Agreement, the Company and endorsers of this Note waive diligence, presentment, protest, demand, and notice of any kind in connection with this Note.

This Note is an amendment and restatement of, and is being issued in replacement of and substitution for, the Term Note dated May 20, 2002 in the original principal amount of $1,500,000 issued by the Company in favor of the Lender (the “Original Note”). The execution and delivery of this Note shall not be construed to have constituted a repayment of any principal of, or interest on, the Original Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD APPLY THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name: Jack Rhian
Title: Vice President